Exhibit 10.13

      EMPLOYMENT AGREEMENT (the "Agreement"), dated as of September 9, 2005, by and between MEDIALINK WORLDWIDE INCORPORATED, a Delaware corporation with offices at 708 Third Avenue, New York, New York 10017 (the "Corporation"), and Lawrence A. Thomas, an individual residing at 204 Borden Road, Middletown, NJ 07748 ("Employee").


                              W I T N E S S E T H:

      WHEREAS, the Corporation desires to retain the services of Employee upon the terms and conditions hereinafter set forth; and

      WHEREAS, Employee desires to render services to the Corporation upon the terms and conditions hereinafter set forth.

      NOW, WHEREFORE, the parties mutually agree as follows:

      Section 1. Employment. The Corporation employs Employee and Employee on the Effective Date accepts such employment, as Chief Operating Officer of the Corporation, subject to the terms and conditions set forth in this Agreement.

      Section 2. Duties.

            2.1. Chief Operating Officer. Employee shall be employed as the Corporation's Chief Operating Officer. Employee shall report to, and properly perform such duties as may be assigned to him from time to time by, the Corporation's Chairman and Chief Executive Officer and the Board of Directors of the Corporation as the case may be. During the term of this Agreement, Employee shall devote all of his available business time to the performance of his duties hereunder.

            2.2. Teletrax; US Newswire Division. During the period commencing on the Effective Date and ending on the first anniversary thereof, and for such longer period as the Board of Directors shall determine, Employee shall have no authority or control over the Corporation's TTX (US) LLC and Teletrax subsidiaries (collectively "Teletrax") or US Newswire division ("USN") and the presiding officers of Teletrax and USN shall have no reporting responsibility to Employee.

            2.3. Solicitation Restrictions. Employee agrees that during the period commencing on the Effective Date and ending on the first anniversary thereof, and for such longer period during the term of this Agreement as the Board of Directors shall determine, he shall not solicit or direct others to solicit, any customers or prospective customers of Employee's former employer with whom Employee had contact, or which Employee gained knowledge of, while employed by his former employer. The parties agree and acknowledge that the Corporation has in its possession, without the assistance of Employee, knowledge of the identity of Employee's former employer's customers, prospective customers, and potential customers. It is understood that the Corporation may assign other personnel to solicit or direct others to solicit, as it has in the past, such customers and potential and prospective customers. In addition, Employee agrees that during the period commencing on the Effective Date and ending on the first anniversary thereof, and for such longer period during the term of this Agreement as the Board of Directors shall determine, he shall not solicit for hiring or direct others to solicit for hiring, any employees of Employee's former employer.

            2.4. No Admission of Enforceability. The provisions of this Agreement shall in no way be deemed to be an admission by either the Corporation or Employee that any purportedly restrictive covenants to which Employee is or may be subject are valid or enforceable.

            Section 3. Term of Employment. The term of Employee's employment shall commence on the date hereof (the "Effective Date") and shall continue until terminated in accordance with Section 5.

      Section 4. Benefits.

            4.1.  Compensation.   The  Corporation  shall  pay  to  Employee  as
compensation for his services hereunder an annual salary ("Salary") in an amount equal to Two Hundred and Fifty Thousand ($250,000) Dollars.

            4.2. Expenses. The Corporation shall pay or reimburse Employee for all reasonable and necessary business, travel or other expenses incurred by him with the prior consent of the Corporation, upon proper documentation thereof, in connection with the rendition of the services contemplated hereunder.

            4.3. Benefits. During the term of this Agreement, Employee shall be entitled to participate in such pension, profit sharing, group insurance, option plans, hospitalization, group health benefit plans and all other benefits and plans as the Corporation provides to its employees.

            4.4. Discretionary Payments. Nothing herein shall preclude the Corporation from paying Employee such additional bonuses or other compensation, as the Board of Directors, in its discretion, may authorize from time to time.

            4.5. Stock Options.

                  (a) Upon the Effective Date, Employee shall receive, pursuant to the Corporation's Amended and Restated Stock Option Plan, options to purchase 20,000 shares of the Corporation's common stock, such options to be at an exercise price equal to the closing price for the Corporation's common stock as of the end of the business day immediately preceding the Effective Date. During the term of this Agreement, Employee shall receive on each of the first and second anniversaries of the Effective Date, additional options to purchase
20,000 shares of the Corporation's common stock, such options to be at an exercise price equal to the closing price for the Corporation's common stock as of the end of the business day immediately preceding the first and second anniversaries of the Effective Date, as the case may be.

                  (b) The options granted to Employee in accordance with Section 4.5(a) shall be governed by the Corporation's Amended and Restated Stock Option Plan and shall vest in twenty (20%) percent increments commencing on the grant date and continuing on each of the first four anniversaries thereof.

                  (c) Upon the death or Disability, as hereinafter defined, of Employee or in the event Employee is terminated Without Cause, as hereinafter defined, or as a result of a Change in Control, as hereinafter defined, all stock options granted to Employee, under the Corporation's Amended and Restated Stock Option Plan, including non-vested options, shall automatically become vested and immediately exercisable.

            4.6. Bonus.

                  (a) For calendar year 2005, Employee shall receive the following:

                        (i) a bonus equal to $30,000 to be paid by the Corporation within thirty (30) days of the Effective Date;

                        (ii) a bonus equal to $30,000 to be paid upon the filing
                  of the Corporation's Form 10-K for the year ending December 31, 2005;

                  (b) For calendar year 2005, Employee shall be eligible to receive the following:

                        (i) a bonus of up to $24,000 based on the  Corporation's
                  performance with respect to certain financial targets to be agreed upon by the Corporation and Employee; and

                        (ii) a bonus of up to $16,000 based on the Corporation's
                  performance with respect to certain functional goals to be agreed upon by the Corporation's Chairman and Employee.

                  (c) For calendar year 2006 and each calendar year thereafter, Employee shall be eligible to receive a bonus equal to up to sixty (60%) of his base salary based on the Corporation's performance with respect to certain financial targets and functional goals, each to be agreed upon by the Corporation and Employee.

                  (d) The Corporation's Chairman and Compensation Committee shall determine, using commercially reasonable standards, whether Employee has earned the bonuses set forth above based on their relative criteria. Unless noted otherwise, any bonus, to the extent earned, shall be payable within 120 days of the end of the calendar year to which such bonus relates.


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

                  (e) If any of the Corporation's financial statements are required to be restated, resulting from errors, omissions, or fraud, the Corporation may (in its sole discretion, but acting in good faith) recover all or a portion of any performance bonus paid to Employee with respect to any fiscal year of the Corporation the financial results of which are negatively affected by such restatement. The amount to be recovered from Employee shall be the amount by which the affected bonus exceeded the amount that would have been payable to such participant had the financial statements been initially filed as restated. The Corporation's Compensation Committee shall determine whether the Corporation shall effect any such recovery (i) by seeking repayment from Employee; (ii) by reducing (subject to applicable law and the terms and conditions of the applicable agreement, plan, program or arrangement) the amount that would otherwise be payable to Employee; (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Corporation's otherwise applicable compensation practices; or (iv) by any combination of the foregoing.

            4.7. SERP; Deferred Compensation.

                  (f) Upon presentation to the Corporation by Employee of documentation satisfactory to the Corporation which evidences Employee's fully vested matching Allocation Account ending balance in the SERP Plan of Employee's previous employer ("Ending Balance"), irrespective of the application of any non-compete or "bad boy" clauses, the Corporation shall deposit an amount equal to the Ending Balance into a deferred compensation account ("Deferred Compensation Account") for the benefit of Employee, which Deferred Compensation Account shall be fully vested. Employee agrees to use his best efforts to withdraw any and all funds available to him from the SERP Plan of Employee's previous employer. In the event Employee receives any proceeds from the SERP Plan of Employee's previous employer, Employee shall so notify the Corporation and the Corporation shall be entitled to reduce the credit in Employee's Deferred Compensation Account by the amount so received by Employee.

                  (g) The Deferred Compensation Account shall be in the form of a money market account, certificate of deposit or similar instrument, or mutual funds (collectively, "Investment Funds"), as directed by Employee.

                  (h) All interest, dividends, gains, losses and other additions or returns thereon shall be credited to Employee's Deferred Compensation Account.

                  (i) The amount of the Deferred Compensation Account shall be paid to Employee upon his reaching the earlier of age of sixty-five (65) or the Corporation's normal retirement age, if any, provided, however, that the amount of the Deferred Compensation Account shall be payable to Employee in all events upon the date which is six (6) months after the effective date of termination of Employee's employment, if such termination is earlier than sixty-five (65) or the Corporation's normal retirement age, if any.

                  (j) It is the intention of the parties that all deferred compensation hereunder shall constitute an unfunded arrangement for purposes of Title I of Employee Retirement Income Security Act of 1974 and all rights created pursuant to this Agreement with respect to the deferred compensation shall be an unsecured contractual right of Employee, his estate and his beneficiaries against the Corporation. Employee acknowledges that any assets the Corporation invests are intended to provide the Corporation with a source of funds to assist it in meeting its liabilities under this Agreement and that the assets in the separate funds are subject to the claims of the Corporation's general creditors under Federal and state law in the event of insolvency.

            4.8. Indemnification; Legal Representation.

                  (a) Subject to subsection (c) below, the Corporation agrees to indemnify and hold Employee harmless from any and all liability Employee may incur as a result of Employee's violation or alleged violation of the purportedly restrictive covenants specified on Exhibit A attached hereto; provided that such violation or alleged violation is related to Employee's employment with the Corporation.

                  (b) Subject to subsection (c) below, the Corporation agrees to supply, by counsel chosen by the Corporation, legal representation to defend Employee from any action threatened or brought by Employee's former employer relating to his employment with the Corporation.

                  (c) In the event any of the conditions precedent specified below are not satisfied, then the Corporation shall be under no duty to provide indemnification or legal representation for Employee. As conditions precedent to Employee's right to indemnification and legal representation provided by the
Corporation:

                        (i) Employee shall give the Corporation notice in writing within ten (10) days of any claim made, or threatened to be made, against him for which the provision of indemnification or legal representation by the Corporation will or could be sought; and

                        (ii) Employee  shall not, at the time such claim is made
                  or threatened to be made, or at any time during the provision of indemnification or legal representation by the Corporation, be in breach of a material provision of this Agreement, including without limitation, Employee's representations and warranties contained herein; and

                        (iii) Employee shall fully cooperate with the Corporation in connection with any matter for which the Corporation provides indemnification or legal representation; and

                        (iv) This  Agreement  shall not have been  terminated at
                  the time such claim is made or threatened to be made, or at any time during the provision of indemnification or legal representation by the Corporation, except that a termination by the Corporation Without Cause (as hereinafter defined) shall not, for purposes of this Section 4.8(c)(iv) only, be deemed a termination of this Agreement.


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

                  (d) The provisions of this Section shall in no way be deemed to be an admission by either the Corporation or Employee that any purportedly restrictive covenants to which Employee is or may be subject are valid or enforceable.

      Section 5. Termination.

            5.1. Termination of Employment. This Agreement shall terminate upon the death, Disability, as hereinafter defined, termination of employment of Employee For Cause, as hereinafter defined, termination of the employment of Employee Without Cause or because Employee voluntarily leaves his employment hereunder.

            5.2. Termination For Cause or Employee's Voluntary Departure or Employee's Death. In the event of a termination For Cause or because Employee voluntarily leaves his employment hereunder or as a result of Employee's death, the Corporation shall pay Employee, through the date of termination, all (i) accrued and unpaid Salary and bonus; (ii) accrued and unused vacation; (iii) incurred, but unreimbursed expenses; and (iv) in accordance with Section 4.7(d), the balance in Employee's Deferred Compensation Account. The Corporation shall have no further obligation to Employee hereunder.

            5.3. Termination Without Cause.

                  (a) A termination "Without Cause" shall be deemed to occur upon the termination by the Corporation of Employee's employment for any reason other than upon a Change in Control, Employee's death or Disability, For Cause or Employee's voluntarily leaving his employment hereunder;

                  (b) It shall also be deemed to be a termination by the Corporation Without Cause in the event Employee voluntarily terminates his employment hereunder upon the occurrence of (i) a significant adverse change in Employee's working condition or status, such that Employee's employment has been effectively terminated; or (ii) a reduction in Employee's base salary; or (iii) the Corporation's treatment of Employee such that Employee is unable to participate in the Corporation's incentive and employee benefit plans on a level which is consistent with the Corporation's other senior level executives; or
(iv) the relocation of Employee's office location more than fifty (50) miles from its current location; or (v) any breach by the Corporation of a material provision of this Agreement which remains uncured fifteen (15) calendar days after notice thereof from Employee.

                  (c) The Corporation shall be permitted, at any time, to terminate Employee's employment hereunder Without Cause. In the event of a termination Without Cause, the Corporation shall pay Employee through the date of termination (in addition to the benefits set out in subsections (d)-(f) below), all (i) accrued and unpaid Salary and bonus; (ii) accrued and unused vacation; (iii) incurred, but unreimbursed expenses; and (iv) in accordance with
Section 4.7(d), the balance in Employee's Deferred Compensation Account.

                  (d) In the event of a termination Without Cause within six (6) months of the Effective Date, then Employee shall receive his Salary for six (6) months after such termination.


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

                  (e) In the event of a termination Without Cause after six (6) months from the Effective Date, then Employee shall receive his Salary for twelve (12) months after such termination.

                  (f) In addition to the Salary continuation benefit as set forth above, Employee shall be entitled to continue to participate in the hospitalization, group health benefit and disability plans of the Corporation on the same terms and conditions as immediately prior to his termination for such period as his Salary continues.

            5.4. Termination Upon Disability. In the event of a termination upon the Disability of Employee, the Corporation shall pay to Employee or any person designated by Employee during the first six (6) months immediately after the termination of employment due to such Disability, the Salary which would otherwise be payable to Employee less any amounts Employee receives under any disability insurance plans. In addition, the Corporation shall pay the COBRA insurance premiums of Employee and his dependents for six (6) months from the date of Disability. Employee hereby acknowledges that payments pursuant to this
Section 5.4 are in lieu of Employee's receipt of funds under the Corporation's Salary Continuation Plan and that Employee hereby agrees to assign to the Corporation any benefits that he may be entitled to under any disability insurance plans of the Corporation.

            5.5. Definition of "For Cause". As used herein, the term "For Cause" means (i) Employee's indictment, plea or conviction of any criminal violation involving dishonesty, fraud, breach of trust or any other crime involving moral turpitude which constitutes a felony, whether or not involving the Corporation;
(ii) Employee's willful engagement in gross misconduct in the performance of his duties that materially injures the Corporation; (iii) Employee's gross neglect of his duties under this Agreement; (iv) Employee's violation of Sections 9 or 10 of this Agreement; (v) Employee's habitual drunkenness or habitual use of illegal substances; (vi) behavior by Employee which is detrimental to the Corporation's reputation; (vii) Employee's willful and continuous failure to substantially perform his duties under this Agreement, including but not limited to failure resulting from gross insubordination; or (viii) Employee's acts or omissions which cause the Corporation's securities filings to be inaccurate, false or misleading. A termination of Employee pursuant to subparagraphs (iii) or (vii) shall occur only after the Board provides written notice to Employee of his failure and 10 calendar days' opportunity to cure such failure. An act of Employee will not be deemed "willful" unless done or omitted to be done by Employee not in good faith and without reasonable belief that the act or omission was in the Corporation's best interests.

      Section 6. Disability.

            6.1. Definition. In the event Employee is mentally or physically incapable or unable to perform his regular and customary duties of employment with the Corporation for a period of ninety (90) days in any one hundred twenty
(120) day period during the Term, Employee shall be deemed to be suffering from a "Disability".


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


            6.2. Payment During Disability. In the event Employee is unable to perform his duties hereunder by reason of a disability, which disability does not constitute a Disability, the Corporation shall continue to pay Employee his Salary and benefits during the continuance of such disability less any amounts Employee receives under the Corporation's Salary Continuation Plan or disability insurance plans as further described in the Corporation's Employee Handbook.

            Section 7. Vacations. Employee shall be entitled to four (4) weeks vacation each year. Employee's Salary shall be paid in full during his vacation and personal days. Employee shall take his vacation at such time or times as Employee and the Corporation shall determine is mutually convenient.

      Section 8. Change in Control.

            8.1. Change in Control Defined. A "Change in Control" shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events; provided, however, that a Change in Control shall not be deemed to have occurred if the transaction or event which would otherwise trigger the Change in Control was approved in advance by the Board of Directors which Board of Directors was comprised of a majority of Continuing Directors (as such term is hereafter defined).

                  (a) Acquisition of Stock by Third Party. Any Person (as hereinafter defined) is or becomes the Beneficial Owner (as hereinafter defined), directly or indirectly, of securities of the Corporation representing fifty (50%) percent or more of the combined voting power of the Corporation's then outstanding securities;

                  (b) Change in Board of Directors. The date when Continuing Directors cease to be a majority of the Directors then in office;

                  (c) Corporate Transactions. The effective date of a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

                  (d) Liquidation. The approval by the Corporation's shareholders of a complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets;

                  (e) Acquisition by Employee's Former Employer. The effective date of the acquisition by Employee's most immediate former employer of effective control of the Corporation; and


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

                  (f) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement.

            8.2. Termination Following Change in Control.

                  (a) The Corporation will provide or cause to be provided to Employee the rights and benefits described in Section 8.3 if, within twelve (12) months following a Change in Control, the Corporation terminates Employee's employment for reasons other than as a result of (i) Employee's death, (ii)
Employee's Disability; (iii) For Cause; or (iv) Employee's voluntarily leaving his employment hereunder other than for a reason set forth in subsection (b) below.

                  (b) The Corporation will provide or cause to be provided to Employee the rights and benefits described in Section 8.3 if, within twelve (12) months following a Change in Control, Employee terminates Employee's employment following the occurrence of any of the following events:

                        (i) the assignment of Employee to any duties or responsibilities that are inconsistent with his position, duties, responsibilities or status immediately preceding such Change in Control, or a change in his reporting responsibilities or position at the Corporation;

                        (ii) the reduction of Employee's Salary;

                        (iii) the failure to  continue  in effect the  incentive
                  plans, employee benefits plans and other compensation policies, practices and arrangement in which Employee participated immediately before the Change in Control, or the failure to continue Employee's participation on substantially the same basis, both in terms of the amount of benefit provided and the level of participation relative to other participants;

                        (iv) the transfer of Employee to a location more than 25
                  miles from his location at the time of the Change in Control, or a material increase in the amount of travel normally required of Employee in connection with his employment by the Corporation;

                        (v) the good faith determination by Employee that due to
                  the Change in Control (including any changes in circumstances at the Corporation that directly or indirectly affect Employee's position, duties, responsibilities or status as in effect immediately preceding such Change in Control) he is no longer able effectively to discharge his duties and responsibilities;


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


                        (vi) the  Corporation's  failure to pay to Employee  any
                  portion of Employee's current compensation or to pay to Employee any portion of an installment or deferred compensation under any deferred compensation program of the Corporation within seven (7) days of the date such compensation is due;

                        (vii) the  Corporation's  failure to continue to provide
                  Employee with benefits substantially similar in the aggregate to those enjoyed by Employee under any of the Corporation's life insurance, medical, health and accident, disability, pension, retirement, or other benefit plans or practices in which Employee and Employee's eligible family members were eligible to participate in immediately preceding such Change in Control, the taking of any action by the Corporation that would directly or indirectly materially reduce any of such benefits, or the failure by the Corporation to provide
                  Employee with the number of paid vacation days to which Employee is entitled on the basis of years of service with the Corporation in accordance with the Corporation's normal vacation policy in effect immediately preceding such Change in Control; or

                        (viii) any  material  breach by the  Corporation  of any
                  provision of this Agreement.

            8.3. Payment on Change in Control. In the event of the termination of Employee's employment under any of the circumstances set forth in Section 8.2 ("Change in Control Termination"), the Corporation and/or its successor shall be obligated to pay to Employee a lump sum in an amount equal to: (i) his annual salary at the date of the Change in Control Termination; and (ii) the bonus declared payable to Employee for the immediately preceding calendar year. The payment of the above amount shall be made as soon as practicable after the Change in Control Termination, but in no event more than thirty (30) days after such Change in Control Termination. In addition, the Corporation shall: (i) continue to allow Employee to participate in the hospitalization, group health benefit and disability plans of the Corporation for twelve (12) months from the date of the Change in Control Termination on the same terms and conditions as immediately prior to such Change in Control Termination (or provide the equivalent thereof if such plans do not allow such participation); and (ii) provide appropriate outplacement services the cost of which shall not exceed $3,000 as selected by Employee for up to twelve (12) months from the date of the Change in Control Termination.

            8.4. Certain Definitions. For purposes of this Section 8, the following terms shall have the following meanings:

                  (a) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.


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


                  (b) "Person" shall have the meaning as set forth in Section 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Corporation, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, and (iii) any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

                  (c) "Beneficial Owner" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act.

                  (d) "Continuing Directors" as used in this Agreement shall mean the persons who constitute the Board of Directors of the Corporation on the date hereof together with their successors whose nominations were approved by a majority of Continuing Directors.

      Section  9.   Disclosure  of  Conflicts  of  Interest;   Abstention   from
Speculation in Securities of the Corporation or Clients.

            9.1. Conflicts of Interest; Speculation in Securities.

                  (a) In order to avoid actual or apparent conflicts of interest, Employee shall take all necessary actions to disclose to the Corporation any direct or indirect ownership or financial interest in (i) any company, person or entity which is a service provider to the Corporation or (ii) an actual or intended client of the Corporation.

                  (b) While Employee is employed by the Corporation, Employee shall abstain from divulging or appropriating to Employee's own use or to that of others any secret, confidential or proprietary information or knowledge regarding the Corporation, its clients or customers for the purpose of speculation in the securities of any of them.

            9.2. General Requirements. Employee shall observe such lawful policies of the Corporation as may from time-to-time apply.

            9.3. Insider Trading. Considering that the Corporation is a publicly-traded corporation, Employee hereby agrees that Employee shall comply with any and all federal and state securities laws, including but not limited to those that relate to non-disclosure of information, insider trading and individual reporting requirements and shall specifically abstain from discussing the non-public aspects of the Corporation's business affairs with any individual or group of individuals (e.g., Internet chat rooms) who does not have a business need to know such information for the benefit of the Corporation.

      Section 10. Disclosure of Confidential Information.

            10.1. Employee hereby acknowledges that the principal business of the Corporation is providing video and audio production and satellite and other distribution services to television and radio stations and Internet sites for corporations and other organizations seeking to communicate their news to the public; corporation consultation and production; distribution of public relations text, audio and video to news media and the general public via satellite, streaming media, cassette, wire or other means; distribution of press releases by the Internet, mail and facsimile; the maintenance of databases of media  contacts  for  and  on  behalf  of  clients;  research  and  analysis  of communications and marketing programs, including analysis and appraisals of public relations and public affairs campaigns, marketing and promotional plans, measurement system design as determined through press clipping review, either on paper, video or audio tape or electronic database searches, dashboard development, workshops and conferences; and such other businesses as the
Corporation may conduct from time to time (the "Business"). Employee acknowledges that he will be acquiring confidential information concerning the Corporation and the Business and that, among other things, his knowledge of the Business will be enhanced through his employment by the Corporation. Employee acknowledges that such information is of great value to the Corporation, is the sole property of the Corporation, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Corporation herein, Employee will not, at any time, during or after the term of this Agreement, reveal, divulge or make known to any person, any information which is treated as confidential by the Corporation and not otherwise in the public domain or previously known to him. Employee agrees that all materials or copies thereof containing confidential information of the Corporation in Employee's custody or possession will not, at any time, be removed from the Corporation's premises without prior written consent of an executive officer of the Corporation (except as reasonably necessary in the discharge of Employee's duties hereunder, including without limitation, the performance by Employee of his duties from a home-based office) and shall be delivered to the Corporation upon the earlier of (i) a request by the Corporation or (ii) the termination of Employee's employment with the Corporation. After such delivery, Employee shall not retain any such materials or copies thereof.

            10.2. Employee agrees to make full and prompt disclosure to the Corporation of all inventions, improvements, discoveries, methods, developments, computer software (and programs and code) and works of authorship, whether or not patentable or copyrightable, which were or are created, made, conceived or reduced to practice by Employee or under Employee's direction or jointly with others during Employee's employment by the Corporation or during Employee's provision of services as an independent contractor to the Corporation, whether or not during normal working hours or on the premises of the Corporation (all of which are collectively referred to in this Agreement as "Developments").

            10.3. Employee also agrees to assign and, by executing this Agreement, Employee does hereby assign, to the Corporation (or to any person or entity designated by the Corporation) all of Employee's rights, titles and interests, if any, in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this Section 10.3 shall not apply to Developments which (i) do not relate to the present or planned business or research and development of the Corporation and (ii) are made and conceived by Employee: (A) at a time other than during normal working hours, (B) not on the Corporation's premises and (C) not using the Corporation's tools, devices, equipment or proprietary information. The Corporation agrees to afford confidential treatment to any Development Employee discloses to the Corporation, which Employee is under no obligation to assign to the Corporation. Employee understands that to the extent that the terms of this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee's agreement to assign certain classes of inventions made by an employee, this Section 10.3 shall be interpreted not to apply to any invention which a court rules and/or the Corporation agrees falls within such class or classes. Employee also agrees to waive all claims to moral and/or equitable rights in any Developments.

            10.4. Employee agrees to cooperate fully with the Corporation, at the Corporation's expense, both during and after Employee's employment with the Corporation, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. Employee agrees that he will sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Corporation may deem necessary or desirable in order to protect its rights and interests in any Development. Employee further agrees that if the Corporation is unable, after reasonable effort, to secure Employee's signature on any such papers, any executive officer of the Corporation shall be entitled to execute any such papers as Employee's agent and attorney-in-fact, and Employee hereby irrevocably designates and appoints each executive officer of the Corporation as Employee's agent and attorney-in-fact to execute any such papers on Employee's behalf, and to take any and all actions as the Corporation may deem necessary or desirable, in order to protect its rights and interests in any Development, under the conditions described in this sentence. In the event the Corporation exercises its rights to execute any papers or to take any and all actions on Employee's behalf, the Corporation agrees to use diligent efforts to so notify, and to supply copies to, Employee.

            10.5. The provisions of this Section 10 shall survive Employee's employment hereunder.

      Section 11. Covenant Not To Compete.

            11.1. Employee recognizes that the services to be performed by him hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of the Corporation that Employee agrees, and, accordingly, Employee does hereby agree, that he will not, directly or indirectly, in the Territory, as hereinafter defined, at any time during the Restricted Period, as hereinafter defined:

                  (a) engage in the Business for his account or render any services which constitute engaging in the Business, in any capacity to any entity; or become interested in any entity engaged in the Business either on his own behalf or as an officer, director, stockholder, partner, principal, consultant, associate, employee, owner, agent, creditor, independent contractor, or co-venturer of any third party or in any other relationship or capacity; or

                  (b) employ or engage, or cause to authorize, directly or indirectly, to be employed or engaged, for or on behalf of himself or any third party, any employee, representative or agent of the Corporation; or

                  (c) solicit, directly or indirectly, on behalf of himself or any third party, any client or vendor of the Corporation and its affiliates; or

                  (d) have an interest as an owner, lender, independent contractor, co-venturer, partner, participant, associate or in any other capacity, render services to or participate in the affairs of, any business which is competitive with, or substantially similar to, the Business of the Corporation and its affiliates as presently conducted and as may be conducted by the Corporation during the Restricted Period.

            11.2. If any of the restrictions contained in this Section 11 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then after such restrictions have been reduced so as to be enforceable, in its reduced form this Section shall then be enforceable in the manner contemplated hereby.

            11.3. This Section 11 shall not be construed to prevent Employee from owning, directly or indirectly, in the aggregate, an amount not exceeding two (2%) percent of the issued and outstanding voting securities of any class of any corporation whose voting capital stock is traded on a national securities exchange or in the over-the-counter market.

            11.4.  Notwithstanding  anything to the  contrary  set forth in this
Section 11.4, (i) Employee shall not be prohibited from rendering services as a full time employee for news organizations; (ii) Employee may act as a news reporter or manager for an entity whose primary function is journalism; (iii) Employee may act as a member of the internal public relations staff of any corporation or entity who performs services for only that corporation or its affiliates, including parent corporations, subsidiaries, and joint ventures; and/or (iv) Employee may act as an account executive or manager at a public relations agency directly serving that agency's clients. Notwithstanding the prior sentence, however, Employee may not, render services, directly or indirectly, for any organization, department, or affiliate of such news organizations, corporate public relations departments, or public relations agencies, which has a division or affiliate whose primary purpose is to provide services substantially similar to, or competitive with the Business.

            11.5. The term "Restricted Period", as used in this Section 11, shall mean (i) the term of this Agreement plus two (2) years; (ii) in the event of a termination without cause, the term of this Agreement plus one (1) year from the date of termination; or in the event of a Change in Control Termination, the term of this Agreement. Employee acknowledges that the Corporation markets its Business worldwide and therefore, the term "Territory" as used herein shall mean the entire world.

            11.6.   The   provisions  of  this  Section  11  shall  survive  the
termination of Employee's employment hereunder and until the end of the Restricted Period.

      Section 12. Rights and Remedies Upon Breach of Sections 10 or 11.

            12.1. Return of Benefits. If Employee breaches, or threatens to commit a breach of, any of the provisions of Sections 10 or 11 (the "Restrictive Covenants"), then (i) Employee shall forfeit to the Corporation any proceeds then being held in Employee's Deferred Compensation Account; and (ii) the Corporation shall have the right and remedy to require Employee to account for and pay over to the Corporation all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by him as the result of any transactions constituting a breach of the Restrictive Covenants, and Employee shall account for and pay over such Benefits to the Corporation. In addition, if Employee breaches or threatens to commit a breach of any of the Restrictive Covenants, (i) Employee's unvested stock options shall immediately lapse and (ii) the Corporation shall have the right to purchase from Employee Employee's vested stock options for the book value of the shares of Common Stock underlying such vested options less the exercise price of such vested options. The Corporation may set off any amounts due to the Corporation under this Section 12.1 against any amounts owed to Employee by the Corporation.

            12.2. Injunctive Relief. Employee acknowledges that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, Employee agrees that any breach or threatened breach by him of Sections 10 or 11 of this Agreement shall entitle the Corporation, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach without posting a bond or showing special damages. The parties understand and intend that each restriction agreed to by Employee hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more of all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which the Corporation seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.

      Section 13. Employee Representations. Employee hereby represents and warrants to the Corporation:

                  (a) That Employee will not use and will not divulge to the Corporation any confidential or proprietary information of his former employer that he may be under a duty or obligation not to use or disclose;

                  (b) That Employee is not bound by, or a party to, any valid agreement, contract, arrangement or other instrument which would restrict Employee's entering into this Agreement or the performance of his duties hereunder. The parties acknowledge that those certain purportedly restrictive covenants in Employee's agreement with his former employer disclosed on Exhibit A hereto shall not be deemed a breach of this Section; and

                  (c) That the execution and delivery of this Agreement and the performance by Employee hereunder do not and will not:

                        (i)   conflict   with  or  violate   any  order,   writ,
                  injunction, decree, statute, rule or regulation applicable to, binding upon, or enforceable against Employee;

                        (ii)  constitute  a breach of any duty owed by Employee;
                  or

                        (iii) result in a violation or breach of, or  constitute
                  a default under, any valid agreement, contract, arrangement or other instrument or obligation to which Employee is a party or by which Employee may be bound.

                  (d) The representations contained herein shall in no way be deemed to be an admission by either the Corporation or Employee that any purportedly restrictive covenants to which Employee is or may be subject are valid or enforceable.

      Section 14. Miscellaneous.

            14.1. Assignment. Employee may not assign or delegate any of his rights or duties under this Agreement.

            14.2. Resignations. In the event Employee's employment is terminated for any reason whatsoever, Employee shall immediately resign as an officer of the Corporation, its subsidiaries and affiliates.

            14.3. Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to Employee's employment by the Corporation, supersedes all prior understandings and agreements, including employment agreements, non-compete agreements and confidentiality agreements, if any, whether oral or written, between Employee and the Corporation and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. This Agreement is not intended to, and shall not, confer upon any person other than Employee and the Corporation, any rights or remedies hereunder.

            14.4. Binding Effect. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors and permitted assigns.

            14.5. Captions. The captions contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            14.6. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, postage prepaid, or overnight delivery to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof.

            14.7. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws thereof. Except in respect of any action commenced by a third party in another jurisdiction, the parties hereto agree that any legal suit, action, or proceeding against them arising out of or relating to this Agreement shall be brought exclusively in the United States Federal Courts or New York County Supreme Court, in the State of New York. The parties hereto hereby accept the jurisdictions of such courts for the purpose of any such action or proceeding and agree that venue for any action or proceeding brought in the State of New York shall lie in the Southern District of New York or Supreme Court, New York County, as the case may be. Each of the parties hereto hereby irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by United States registered or certified mail postage prepaid at its address set forth herein.

            14.8. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


                             MEDIALINK WORLDWIDE INCORPORATED


                             By  _______________________________________________
                                 Laurence Moskowitz
                                 Chairman, Chief Executive Officer and President



                             ---------------------------------------------------
                             Lawrence A. Thomas